UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Etsy, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		20-4898921
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)
117 Adams Street Brooklyn, New York		11201
(Address of principal executive offices)		(zip code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered		Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share		The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

EXPLANATORY NOTE

Etsy, Inc. ("Etsy") is filing this registration statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.001 per share (“Common Stock”), from the Nasdaq Global Select Market to the New York Stock Exchange.

Item 1. Description of Registrant’s Securities to Be Registered.

The description of Etsy’s Common Stock included in Exhibit 4.10 to Etsy’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the
“SEC”) on February 19, 2025, as amended by Exhibit 3.1 to Etsy’s Quarterly Report on Form 10-Q for the
quarter ended June 30, 2025, filed with the SEC on July 30, 2025, is incorporated herein by reference.

Item 2. Exhibits.
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of Etsy are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By: /s/ Charles Baker
Charles Baker
Chief Financial Officer
Dated: October 9, 2025